CUSIP No. 89469A104	13G	Page 1 of 2 Pages

Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or its knows or has reason to believe that such information is inaccurate.

July 1, 2005

Date

HIGHFIELDS CAPITAL MANAGEMENT LP

By: Highfields GP LLC, its General Partner

/s/ Joseph F. Mazzella

Signature

Joseph F. Mazzella, Authorized Signatory

Name/Title

HIGHFIELDS GP LLC

/s/ Joseph F. Mazzella

Signature

Joseph F. Mazzella, Authorized Signatory

Name/Title

JONATHON S. JACOBSON

/s/ Joseph F. Mazzella

Signature

Joseph F. Mazzella, Authorized Signatory

Name/Title

CUSIP No. 89469A104	13G	Page 2 of 2 Pages

RICHARD L. GRUBMAN

/s/ Joseph F. Mazzella

Signature

Joseph F. Mazzella, Authorized Signatory

Name/Title

HIGHFIELDS CAPITAL LTD.

By: Highfields Capital Management LP, its

       Investment Manager

By: Highfields GP LLC, its General Partner

/s/ Joseph F. Mazzella

Signature

Joseph F. Mazzella, Authorized Signatory

Name/Title